Exhibit 3.39

ARTICLES OF INCORPORATION

OF

PARMATECH MANUFACTURING CORPORATION

I

The name of this Corporation is PARMATECH MANUFACTURING CORPORATION.

II

The Corporation’s purposes are:

a)                                     Primarily to engage in the general business of fabricating, processing and manufacturing materials and items for use, sale, rental, leasing and/or other disposition using the Weich ceramic injection molding process.

b)                                     To engage in any business, related or unrelated, to that described in Clause a) of this Article II and from time to time authorized or approved by the Board of Directors of this Corporation.

c)                                      To act as a partner or joint venturer, or in any other legal capacity in any transaction.

d)                                     To do business anywhere in the world; and

e)                                      To have and exercise all rights and powers from time to time granted to a Corporation by law.

The above purpose clauses shall not be limited by reference to or inference from one another, but each purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the Corporation.

III

The principal office for the transaction of the business of the Corporation shall be located in the County of Orange, State of California.

IV

a)                                     The number of Directors of this Corporation is five (5).

b)                                     The names and addresses of the persons who are appointed to act as first Directors of the Corporation are:

VALERIE SMITH	4340 Redwood Highway San Rafael, California

NANCY FISCHER	4340 Redwood Highway San Rafael, California

MARSHA GASPERONI	4340 Redwood Highway San Rafael, California

DOROTHY McCONNELL	4340 Redwood Highway San Rafael, California

PATRICIA DuMONT	4340 Redwood Highway San Rafael, California

V

The Corporation is authorized to issue two (2) classes of shares, which are as follows:

a)                                     Fifty thousand (50,000) shares of non-voting Common Stock, designated as Class A Common Stock, having no par value; and

b)                                     Fifty thousand (50,000) shares of voting Common Stock, designated as Class B Common Stock, having no par value.

The total number of authorized shares is 100,000 having no par value.

IN WITNESS WHEREOF, the undersigned, being the Incorporators and First Directors of this Corporation, have executed these Articles of Incorporation on this 8th day of January , 1974.

/s/ Valerie Smith
VALERIE SMITH

/s/ Nancy Fischer
NANCY FISCHER

/s/ Marsha Gasperoni
MARSHA GASPERONI

/s/ Dorothy McConnell
DOROTHY McCONNELL

/s/ Patricia DuMont
PATRICIA DuMONT

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF MARIN	)

On this 8th day of January , 1974, before me, Elizabeth P. Saxe , a Notary Public in and for the State of California, with my principal office in the County of Marin, duly commissioned and sworn, personally appeared:

VALERIE SMITH
NANCY FISCHER
MARSHA GASPERONI
DOROTHY McCONNELL
PATRICIA DuMONT

known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal in the County of Marin, State of California, the day and year in this certificate first above written.

/s/ Elizabeth P. Saxe
Notary Public in and for the
State of California

PJMvls

NA. CHGD. TO:  PARMATECH DEVELOPMENT CORPORATION

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
PARMATECH MANUFACTURING CORPORATION

VALERIE SMITH, MARSHA GASPERONI, DOROTHY McCONNELL, and PATRICIA DUMONT certify:

1.                                      That they constitute at least two-thirds (2/3) of the Incorporators of PARMATECH MANUFACTURING CORPORATION, a California corporation.

2.                                      That they hereby adopt the following amendments of the Articles of Incorporation of said corporation:

Article I is amended to read as follows:

“The name of this Corporation is PARMATECH DEVELOPMENT CORPORATION.”

Article VI is hereby added and shall read as follows:

“The Shareholders of this Corporation shall be entitled to full pre-emptive rights.”

3.                                      That no shares have been issued and there are no share subscriptions outstanding.

/s/ Valerie Smith
VALERIE SMITH

/s/ Marsha Gasperoni
MARSHA GASPERONI

/s/ Dorothy McConnell
DOROTHY McCONNELL

/s/ Patricia DuMont
PATRICIA DuMONT

I declare under penalty of perjury that the foregoing CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF PARMATECH MANUFACTURING CORPORATION is true and correct.

Executed this 1st day of March, 1974, at San Rafael, California.

/s/ Valerie Smith
VALERIE SMITH

/s/ Marsha Gasperoni
MARSHA GASPERONI

/s/ Dorothy McConnell
DOROTHY McCONNELL

/s/ Patricia DuMont
PATRICIA DuMONT

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NAME CHG. TO:  MILLETT INDUSTRIES

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
PARMATECH DEVELOPMENT CORPORATION,
A California Corporation

RAY MILLETT and BETTY MILLETT certify that:

I.

They are the President and the Assistant Secretary, respectively, of PARMATECH DEVELOPMENT CORPORATION, a California Corporation

II.

Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

“The name of this Corporation is MILLETT INDUSTRIES.”

III.

The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

IV.

The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of Shareholders in accordance with Section 902 of the California Corporations Code.  The total number of outstanding shares of the Corporation entitled to vote is five thousand (5,000).  The number of shares voting in favor of the Amendment equalled or exceeded the vote required.  The percentage vote required was more than fifty percent (50%).

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DATED this 5  day of July , 1979.

/s/ Ray Millett
RAY MILLETT, PRESIDENT

/s/ Betty Millett
BETTY MILLETT, ASSISTANT SECRETARY

The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificates are true of their own knowledge.

EXECUTED at Huntington Beach, California, on this 5  day of July , 1979.

/s/ Ray Millett
RAY MILLETT

/s/ Betty Millett
BETTY MILLETT

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